                                                                   EXHIBIT 10.26



                                 LEASE AGREEMENT

                                 BY AND BETWEEN


                         VANTAGE POINT PROPERTIES, INC.

                                   AS LANDLORD


                                       AND


                         CANDLEWOOD HOTEL COMPANY, INC.

                                    AS TENANT

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
1.  LEASED PREMISES........................................................................  2
        1.1  Building Construction ........................................................  2
        1.2  Description of Leased Premises................................................  2
        1.3  Date of Occupancy.............................................................  2

2.  TERM OF LEASE........................................................................... 4
        2.1  Original Term.................................................................. 4
        2.2  Acceptance of Leased Premises.................................................. 4
        2.3  Early Occupancy................................................................ 4
        2.4  Certificate of Possession...................................................... 4

3.  RENTAL.................................................................................. 4
        3.1  Base Building Rent............................................................. 4
        3.2  Rent Adjustments............................................................... 4
        3.3  Additional Rental.............................................................. 5
        3.4  Estimates of Additional Expenses............................................... 5
        3.5  Reconciliations................................................................ 6
        3.6  Adjustments for Partial Years.................................................. 6
        3.7  Survival of Obligation......................................................... 6
        3.8  Common Areas................................................................... 6
        3.9  Payment Address................................................................ 6
        3.10  Interest Charges.............................................................. 7

4.  ORDINANCES AND REGULATIONS.............................................................. 7
        4.1  Leased Premises................................................................ 7
        4.2  Total Building Facilities...................................................... 7

5.  INSPECTION.............................................................................. 7
        5.1  Right to Inspect, Repair, Alter and Add........................................ 7
        5.2  Right to Show.................................................................. 8

6.  ASSIGNMENT AND SUBLEASE................................................................. 8
        6.1  No Assignment, Sublease or Encumbrance..........................................8
        6.2  LANDLORD's Transfer............................................................ 8
        6.3  Right to Collect from Assignee................................................. 8


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
7.  DESTRUCTION OF PREMISES................................................................  8
        7.1  Total Destruction.............................................................  8
        7.2  Partial Destruction...........................................................  9
8.  CONDEMNATION...........................................................................  9
        8.1  Total Taking..................................................................  9
        8.2  Partial Taking................................................................  9

9.  INDEMNIFICATION........................................................................ 10
        9.1  Indemnification of LANDLORD................................................... 10
        9.2  Indemnification of TENANT..................................................... 10
        9.3  LANDLORD's Liability.......................................................... 10

10.  USE OF PREMISES....................................................................... 11

11.  IMPROVEMENTS, REPAIRS, ALTERATIONS AND TAXES.......................................... 11
        11.1  Prohibitions................................................................. 11
        11.2  TENANT's Maintenance Obligations..............................................11
        11.3  Mechanic Liens............................................................... 12
        11.4  Bonding Against Liens........................................................ 12
        11.5  Taxes on TENANT's Property and Improvements.................................. 12

12.  INSURANCE............................................................................. 12
        12.1  TENANT's Insurance........................................................... 12
        12.2  LANDLORD's Insurance......................................................... 13
        12.3  Waiver of Subrogation........................................................ 13

13.  DEFAULT............................................................................... 13
        13.1  Default - Cure Period........................................................ 13
        13.2  Reletting.................................................................... 13
        13.3  LANDLORD Occupancy........................................................... 14
        13.4  Constructive Eviction........................................................ 14
        13.5  No Waiver of Accord and Satisfaction......................................... 14

14.  LEASE AND MORTGAGES................................................................... 14
        14.1  Subordination................................................................ 14
        14.2  Attornment................................................................... 15
        14.3  Non-Disturbance.............................................................. 15

15.  SECURITY DEPOSIT...................................................................... 15
        15.1  Deposit...................................................................... 15


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
        15.2  Application of Deposit....................................................... 16

16.  SERVICES AND UTILITIES................................................................ 16
        16.1  Failure of Services.......................................................... 16
        16.2  Standard Services............................................................ 16
        16.3  Building Security / After Hours Access....................................... 17
17.  PARKING............................................................................... 17

18.  END OF TERM........................................................................... 17
        18.1  Condition of Surrendered Premises............................................ 17
        18.2  Notice of Option............................................................. 17
        18.3  Holdover..................................................................... 18

19.  GENERAL............................................................................... 18
        19.1  Gender....................................................................... 18
        19.2  Binding Effect............................................................... 18
        19.3  Modifications................................................................ 18
        19.4  Notices...................................................................... 18
        19.5  Cumulative Remedies.......................................................... 19
        19.6  Saving Clause................................................................ 19
        19.7  Waivers...................................................................... 19
        19.8  Captions..................................................................... 19
        19.9  Choice of Law................................................................ 19
        19.10 Estoppel Certificate......................................................... 19
        19.11  Right to Cure............................................................... 19
        19.12  Use of Building Name........................................................ 20
        19.13  Counter Parts............................................................... 20
        19.14  Time of the Essence......................................................... 20

20.  AUTHORITY FOR EXECUTION............................................................... 20
        20.1  Corporate Authority.......................................................... 20

21.  QUIET ENJOYMENT....................................................................... 20

22.  COMPLIANCE WITH DECLARATIONS.......................................................... 20

23.  BROKERAGE............................................................................. 20

24.  SIGNS................................................................................. 21


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
25.  DEMISED PREMISES CONSTRUCTION......................................................... 21
        25.1  Shell Condition.............................................................. 21
        25.2  TENANT's Finish Allowance.................................................... 21
        25.3  Leasehold Improvements....................................................... 22

26.  REPRESENTATIONS AND WARRANTIES OF LANDLORD............................................ 22

27.  ENVIRONMENTAL COMPLIANCE.............................................................. 23

28.  NOTICE OF VACANCY..................................................................... 24

29.  EXISTING LEASE........................................................................ 24

                                 SUMMARY SHEET


        THIS AGREEMENT made and entered into on this 30th day of April, 1998, in Wichita, Kansas,

        BY AND BETWEEN

                                   VANTAGE POINT PROPERTIES, INC.,
                                        a Kansas corporation, whose address is
                                        8110 E. 32nd, Suite 100, Wichita, Kansas
                                        67226 hereinafter referred to as

                                        "LANDLORD"


        AND

                                        CANDLEWOOD HOTEL COMPANY, INC. a
                                        Delaware corporation, whose address is
                                        9342 E. Central, Wichita, Kansas 67206
                                        hereinafter referred to as

                                                          "TENANT"

                       SUMMARY OF GENERAL BASIC PROVISIONS

        A. Leased Premises: Approximately 28,175 gross square feet of floor space consisting of the entire second floor of a new office building to be constructed in Wilson Estates Office Park, Wichita, Kansas

        B. Term: Five (5) years, subject to options

        C. Monthly Base Building Rent:$40,502.00 ($17.25 per square foot)

        D. Additional Expenses: See Section 3.3 hereof

        E. Security Deposit: $10,000

                              W I T N E S S E T H:

        For and in consideration of the mutual covenants and agreements contained herein, the parties hereto for themselves, their respective successors and assigns, agree as follows:

1.  LEASED PREMISES:

               1.1 BUILDING CONSTRUCTION: It is understood by the parties that the LANDLORD intends to construct an office building to be known as the Candlewood Hotel Company Office Building (herein the "BUILDING"). The Building is located in Wilson Estates Office Park (herein the "OFFICE PARK"). A copy of the site plan depicting the planned Office Park is attached hereto as Exhibit A and made a part hereof by this reference. The Building will be constructed on the land (herein the "LAND") described in Exhibit B, which is also attached hereto and made a part hereof by this reference.

               1.2 DESCRIPTION OF LEASED PREMISES: (a) LANDLORD does hereby lease to TENANT and TENANT does hereby hire from LANDLORD office space, hereinafter called the "DEMISED PREMISES" or "LEASED PREMISES" which constitutes the entire second floor of the Building. The location of the demised premises is shown and outlined on the floor plan attached hereto as Exhibit C and made a part hereof by reference. It is agreed that the leased premises will contain approximately 28,175 gross square feet and that the Building will contain approximately 56,350 square feet of total gross space (exclusive of any basement area). TENANT's prorata share of the Building is 50% of the total gross area of the Building.

               (b) Exhibits A and B are provided for informational purposes only and shall not be deemed to be a warranty, representation or agreement by LANDLORD that the Office Park, Land, Building or demised premises, or any other information contained thereon will be exactly as indicated on such Exhibits. Notwithstanding Exhibits A and B, or any other provision of this Lease to the contrary, LANDLORD reserves the right to change, modify, add to or subtract from the size and dimensions of the Office Park or Land, or parts thereof, including, but not limited to, the number, location and dimensions of tenant spaces, the size and configuration of parking areas, entrances, exits, corridors, signage, number of tenant spaces, identity of tenants and the size, shape and arrangement of Common Areas outside of the "Protected Zone." Inside the area described on Exhibit A hereto as the "PROTECTED ZONE," LANDLORD must obtain TENANT's written approval before making any changes or modifications, which approval shall not be unreasonably withheld or unduly delayed.

               1.3 DATE OF OCCUPANCY: (a) It is understood by the parties that the LANDLORD will own the Building and the demised premises will be a part of and located within said Building. The LANDLORD covenants and agrees to make all reasonable efforts to have the



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demised premises completed and ready for occupancy by TENANT in accordance with the following schedule, assuming the Lease is executed no later than May 1, 1998:

5/1/98:  Break Ground

8/1/98: TENANT shall complete final design of the leased premises and submit (3 mos) for LANDLORD approval, which approval shall not be unreasonably withheld.

11/1/98: The demised premises, in Shell Condition as defined in Section 25.1 (6 mos) hereof, shall be weather-tight, ready for commencement of Leasehold
         Improvement work.

2/1/99: TENANT has the right to enter into the demised premises for the purpose (9 mos) of installing computer network cabling and telephone cabling. Said entry shall not constitute early occupancy, and no rental payment shall be due for said occupancy.

3/1/99: Target Commencement Date. The demises premises is Ready for Occupancy. (10 mos)

               (b) If Landlord fails, is delayed, or for any reason is unable to deliver the demised premises to the TENANT, Ready for Occupancy, by April 15, 1999, then LANDLORD shall credit TENANT'S rent by $500 for each day that LANDLORD delivers the leased premises, Ready for Occupancy, past April 15, 1999. Said rent credit shall be in addition to the postponement of the Commencement Date. In the event LANDLORD is unable to deliver the leased premises by May 15, 1999, then TENANT may, at its option, terminate this agreement no later than May 25, 1999. If such notice is given, this Lease, and the rights and obligations of the parties hereunder, shall thereupon cease and terminate without need of the execution of any further instrument, but if LANDLORD shall request, TENANT shall execute an instrument in recordable form whereby TENANT releases and surrenders all right, title and interest which it may have in and to the demised premises under this Lease, or otherwise. Except as is otherwise herein expressly provided to the contrary, this Lease shall not be voidable by TENANT, nor shall LANDLORD be liable to TENANT for any loss or damage resulting from delay or failure in the delivery of the demised premises to TENANT. In any case, LANDLORD shall provide TENANT two weeks advance notice of the date carpet will be installed and ready for placement of furniture in the demised premises.

               (c) The phrase "READY FOR OCCUPANCY" shall mean that Leasehold Improvements have been substantially completed, that vacant possession of the demised premises, in broom clean condition, is available to be delivered to TENANT, and that

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LANDLORD, on application and payment therefor, would have the right to obtain a certificate of occupancy for the demised premises from governmental authorities having jurisdiction over the issuance of such certificate.

               (d) LANDLORD agrees to provide TENANT ten (10) business days, rent abated, for moving in and setting up furniture in the demised premises beginning on the latter of (i) the date specified in LANDLORD's notice to TENANT regarding the date carpet will be installed and ready for placement of furniture in the demised premises pursuant to 1.3(b) hereof; or (ii) the actual date the carpet is installed and ready for placement of furniture in the demised premises.

2.  TERM OF LEASE:

               2.1 ORIGINAL TERM: This Lease shall be for a period of Five (5) years. The term of this Lease shall commence on the day LANDLORD delivers possession of the demised premises to TENANT (herein the "COMMENCEMENT DATE") and shall expire Five (5) years after the last day of the month in which the Certificate of Possession was executed in accordance with the provisions of paragraph number 2.4 hereof.

               2.2 ACCEPTANCE OF LEASED PREMISES: By occupying the leased premises, TENANT shall be deemed to have accepted the same as being in good and sanitary order, condition and repair and to have acknowledged that the same comply fully with LANDLORD's covenants and obligations hereunder except for latent defects and punch-list items brought to LANDLORD's attention within sixty
(60) days after the Commencement Date.

               2.3 EARLY OCCUPANCY: In the event that LANDLORD shall permit TENANT to occupy the leased premises prior to the Commencement Date of the term, such occupancy shall be at the Base Building Rental rate hereinafter provided and such occupancy shall be subject to all other terms and provisions of this Lease. Said early possession shall not advance the termination date hereinbelow provided. If TENANT'S occupancy commences other than the first of the month, TENANT shall occupy the leased premises under the terms and provisions of this Lease and rent for the pro rata portion of said month shall be paid.

               2.4 CERTIFICATE OF POSSESSION: The parties agree to execute a certificate evidencing (i) the date that TENANT first took possession of the leased premises; and (ii) the actual amount of Base Building Rent hereunder in accordance with sections 3.1 and 25.2 hereof.

3.  RENTAL:

               3.1 BASE BUILDING RENT: TENANT promises and agrees to pay to LANDLORD as Base Building Rent for the leased premises the sum of Forty Thousand Five Hundred Two and 00/100 Dollars ($40,502.00), based on $17.25 per gross square foot, in advance on the first day of each and every month of the term hereof.

               3.2 RENT ADJUSTMENTS: The foregoing Base Building Rent shall be adjusted at the beginning of each calendar year, beginning January 1, 2000. The original Base Building Rent hereunder shall be increased proportionately with any increase in the Consumer Price Index for "All Urban Consumers - All Items" (1982-84 = $100.00) (The "BLS Index") issued by the Bureau of Labor Statistics of the United States Department of Labor; provided, any increase due to such Index for any calendar year shall not exceed 5%. The monthly Base Building Rent, commencing with the first full calendar year of the term of this Lease, shall be adjusted annually, as of each January 1, by multiplying the original Base Building Rent by a fraction, the numerator of which shall be the BLS Index for the month of January of the year for which the Base Building Rent is being adjusted and the denominator of which shall be the BLS Index for the first month of the term of this Lease. Said product shall be the adjusted Base Building Rent thereafter until the following January when such rent shall be further adjusted in accordance with the foregoing provisions. In the event the Bureau of Labor Statistics shall no longer publish the BLS Index so the BLS Index figure for any January shall not be available, the parties shall mutually agree on a substitute of the nearest equitable and practical index available for achieving the same purpose. In no event shall the monthly Base Building Rent for any calendar year following the Commencement Date be less than the monthly Base Building Rent for the immediately preceding calendar year. In the event the necessary index figures are not available on January 1 of each calendar year of the term of this Lease, then TENANT shall continue to pay rent at the rate for the preceding year until such time as such figures are available and LANDLORD notifies TENANT of the new rental rate. On the first day of the month following such notification, TENANT shall commence to pay the Base Building Rent at its newly adjusted rate and shall further pay all deficiencies in rent for any of the prior months during which TENANT paid rent at the preceding year's rate.

               3.3 ADDITIONAL TAXES: As additional rental (herein the "ADDITIONAL TAXES"), TENANT agrees to pay to Landlord, in equal monthly installments, during the term of this Lease the amount, if any, by which the "Actual Tax Expense" (hereafter defined) exceeds the "Base Tax Expense" (hereafter defined). For the purposes of this Lease, the phrase "ACTUAL TAX EXPENSE" means one-half of the actual amount of "Taxes" (hereafter defined) which become due and payable during the applicable calendar year of the term hereof. For the purposes of this Lease, the phrase "BASE TAX EXPENSE" means one-half of the actual amount of Taxes for the calendar year 1999, grossed up to reflect 95% occupancy and full assessment. For the purposes

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of this Lease, the term "TAXES" means the aggregate of all taxes, rates, charges, levies, and assessments (including assessments for governmental improvements) payable by LANDLORD and imposed by any taxing authority upon or in respect of the Building, Land and other improvement located on the Land, including, without limitation, any tax imposed on the capital invested in the Land or improvements on the Land, together with personal property taxes, and all other governmental charges, impositions, assessments and fees, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which may at any time during the term be levied, assessed, imposed upon or become a lien upon the Land or the rents, receipts and income received by the LANDLORD, but not including federal, state and local income taxes of the LANDLORD, or penalties assessed against LANDLORD for late payment of taxes to the extent not caused by TENANT. In determining Taxes, any corporate income, profits, excess profits, and business tax imposed upon the income of LANDLORD and any other impost of a personal nature charged or levied against the LANDLORD shall be excluded, except to the extent that it is levied in lieu of taxes, rates, charges, or assessments in respect of the Building, Land or any improvements thereon. If during the Lease term, any special assessments are assessed against the Building or any portion of it which LANDLORD may elect to currently pay in full, or elect to pay such assessment over a term of years with interest, LANDLORD shall elect to cause such assessment to be paid over the longest term possible, with interest, and only such installments of interest and principal which become actually due and payable during any calendar year shall be considered to be a portion of the taxes payable during such calendar year.

               3.4 ESTIMATES OF ADDITIONAL TAX EXPENSES: LANDLORD shall furnish to TENANT, beginning January 1, 2000, LANDLORD's written estimate of the Additional Taxes for said calendar year and at the beginning of each calendar year thereafter throughout the term of this Lease LANDLORD shall furnish TENANT LANDLORD'S written estimate of the Additional Taxes for said calendar year and TENANT shall pay to LANDLORD on the first day of each month of the term hereof as additional rental 1/12 of the Additional Taxes.

               3.5 RECONCILIATIONS: LANDLORD shall also furnish TENANT at the end of each calendar year throughout the term of this Lease a copy of the actual invoice for Taxes for the applicable calendar year. In the event TENANT has overpaid TENANT'S proportionate share of the Additional Taxes, LANDLORD shall credit such overpayment against future Additional Taxes required to be paid by TENANT. In the event TENANT has underpaid TENANT'S proportionate share of the Additional Taxes, TENANT shall pay LANDLORD such underpaid amount within thirty
(30) days following receipt by TENANT of a written notice of the amount of such underpayment.

               3.6 ADJUSTMENTS FOR PARTIAL YEARS: During the last calendar year of the term of this Lease, TENANT shall be obligated to pay a pro rata portion of the Additional Taxes due and

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payable for such calendar year based upon the part of such years during which this Lease is in effect.

               3.7 SURVIVAL OF OBLIGATION: TENANT's obligation to pay the Additional Taxes as provided herein shall survive the termination of this Lease, as shall LANDLORD's obligation to refund any excess Additional Tax payments.

               3.8 COMMON AREAS: (a) TENANT and TENANT's employees, agents, officers, contractors, and invitees shall have the right to use, in common with the other tenants of the Building, the "Common Areas" (hereafter defined). The term "Common Areas" shall be deemed to mean such areas, improvements, space, and equipment in or at the Building and surrounding grounds reasonably designated by the LANDLORD, from time to time, to the general usage of all tenants of the Building and their employees, customers and invitees, including without limitation, all designated parking areas, access roads, driveways, entrances and exits, retaining walls, landscaped areas, roads and pathways, accommodation areas such as sidewalks, grass plots, ornamental planting, entry monuments and signs, directional signals and the like. Notwithstanding any other provision hereof to the contrary, LANDLORD reserves the right, from time to time, to change those areas which will constitute Common Areas and specifically reserves the right to remove and exclude areas from constituting a part of the Common Area. Common Areas and Land shall be referred to herein collectively as the "Total Building Facilities." The number of parking spaces and the amount of gross space associated with the leased premises are fixed in this Lease, and LANDLORD cannot modify these in any way without written permission from TENANT if said changes would result in a decrease in existing accommodations to TENANT as provided herein.

               3.9 PAYMENT ADDRESS: All payments for Base Building Rent and all other sums (whether designated additional rent or otherwise) shall be paid to LANDLORD at 8080 E. Central, Suite 160, Wichita, Kansas 67206, or to such other person or at such other place as LANDLORD may from time to time designate in writing.

               3.10 INTEREST CHARGES: TENANT does hereby covenant and agree promptly to pay the Base Building Rent, Additional Taxes and other adjustments and charges herein reserved as and when the same shall become due and payable, without demand therefor, and without any set-off or deduction whatsoever, and to keep and perform, and to permit no violation of, each and every one of the covenants, agreements, terms, provisions and conditions herein contained on the part and behalf of the TENANT to be kept and performed. Rental and other monies due LANDLORD under this Lease not paid within ten (10) days after written notice of Default shall bear interest from the date due at the highest rate allowed by law but not to exceed one and one-half (1 1/2) percent per month.

4.  ORDINANCES AND REGULATIONS:

               4.1 LEASED PREMISES: TENANT will maintain the leased premises in a clean and healthful condition. TENANT hereby agrees to comply with all laws, ordinances, orders, rules, and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) with reference to use, condition or occupancy of the leased premises. TENANT further agrees to comply with all reasonable and non-discriminatory rules and regulations which may be hereafter established and consistently enforced from time to time by LANDLORD, initially, those set forth on Exhibit 'D' hereto and made a part hereof by this reference. LANDLORD reserves the right from time to time to make additional modifications to said rules and regulations which shall be binding upon TENANT upon delivery of a copy thereof to TENANT. LANDLORD shall not be responsible to TENANT for the nonperformance by any other tenants or occupants of any of said rules and regulations. TENANT will not knowingly violate or permit the violation of any condition imposed by the standard fire insurance policy issued for office buildings in the Wichita, Kansas area, and not knowingly do anything or keep anything in the leased premises which would increase the fire or other casualty insurance rate on the Building or the property therein, or which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks reasonably determined by LANDLORD.

               4.2 TOTAL BUILDING FACILITIES: LANDLORD will maintain the Total Building Facilities in a clean and healthful condition. LANDLORD hereby agrees to comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) with reference to use, condition or occupancy of the Total Building Facilities. LANDLORD agrees to maintain the Total Building Facilities consistent with other first class office buildings in Wichita, Kansas.

5.  INSPECTION:

               5.1 RIGHT TO INSPECT, REPAIR, ALTER AND ADD: TENANT will permit LANDLORD and its officers, agents and representatives to enter into and upon any and all parts of the leased premises during business hours to inspect the same, clean or make repairs or alterations or additions after providing 24 hours oral notice with the exception of emergencies. Significant alterations or repairs will be made after business hours.

               5.2 RIGHT TO SHOW: Upon 24 hours oral notice, TENANT will permit LANDLORD, during business hours, to show the leased premises to any owner, or mortgagee or any prospective purchaser, or any holder of any ownership or security interest in the Building or the Land, or of LANDLORD'S interest therein (and to their respective representatives) and similarly to show the leased premises to any person contemplating the leasing of all or a portion



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

of the same during the last three hundred sixty-five (365) days of the term or any extended term hereof, provided TENANT has not exercised any option to extend the Lease pursuant to Section 18.2 hereof.

6.  ASSIGNMENT AND SUBLEASE:

               6.1 NO ASSIGNMENT, SUBLEASE OR ENCUMBRANCE: TENANT will not assign, mortgage, pledge or encumber this Lease, or any part thereof, directly or indirectly, or allow the same to be assigned by operation of law or otherwise or sublet the leased premises or any part thereof, or use or permit the same to be used for any other purpose than stated in paragraph 10 hereinafter, without the prior, written consent of LANDLORD in each instance, which consent shall not be unreasonably withheld. Such permitted assignment or sublease shall not relieve the TENANT from its obligations hereunder for the payment of rents or the performance of conditions, covenants and provisions of this Lease. Notwithstanding the above, TENANT shall have the absolute right from time to time, to sublet, assign or otherwise transfer all or any portion of its interest in this Lease to a Licensee, Franchisee, or operating subsidiary or affiliate of TENANT, without LANDLORD's approval, written or otherwise, so long as TENANT remains fully liable under this Lease. A transfer of ownership of TENANT shall not constitute an assignment of this Lease.

               6.2 LANDLORD'S TRANSFER: LANDLORD shall have the right to transfer and assign, in whole or in part, any of its rights under this Lease and in the Building and property referred to herein and, to the extent that such assignee assumes LANDLORD'S obligations hereunder, LANDLORD shall by virtue of such assignment be released from such obligations.

               6.3 RIGHT TO COLLECT FROM ASSIGNEE: If the leased premises are sublet or occupied by anybody other than TENANT and TENANT is in default hereunder or if this Lease is assigned by TENANT then LANDLORD may collect rent from the assignee under TENANT or occupant and apply the net amount collected to the rent herein reserved; but no such collection shall be deemed a waiver of the covenant herein against assignment or subletting or the acceptance of such assignee under TENANT or occupant as "TENANT", or a release of TENANT from further performance of the covenants herein contained.

7.  DESTRUCTION OF PREMISES:

               7.1 TOTAL DESTRUCTION: In the event that the Building should be totally destroyed by fire, tornado or other casualty, or if the Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, either LANDLORD or TENANT shall have the option of terminating this Lease by giving written notice to the other at any time prior to the sixtieth (60th) day after the date of such damage.

               7.2 PARTIAL DESTRUCTION: If the leased premises are partially damaged by fire, tornado, or other casualties, or totally destroyed thereby and neither party elects to terminate this Lease within the provisions of paragraph
7.1 above, then the LANDLORD agrees to restore the leased premises to a kind and quality substantially similar to that immediately prior to such destruction or damage. LANDLORD further agrees to make reasonable efforts to find temporary space for TENANT. Said restoration shall be commenced within forty-five (45) days after the date of such damage and diligently prosecuted to completion by LANDLORD. In case LANDLORD has not completed such repairs within one hundred eighty (180) days after the date of the damage, then all rent accruing after said one hundred eighty (180) days shall be equitably and proportionately suspended and adjusted according to the nature and extent of the destruction or damage, pending completion of rebuilding, restoration or repair, except that in the event the destruction or damage is so extensive as to make it infeasible for the TENANT to conduct all of its business on the leased premises, the rent shall be proportionately reduced or abated (based on the extent to which the leased premises is unusable) from the date of said damage until the premises are restored by the LANDLORD or until the TENANT resumes the conduct of all of his business on the leased premises, whichever shall first occur. In the event LANDLORD cannot restore the premises within two hundred seventy (270) days from the date of damage, TENANT may, at its option, terminate this Lease. The LANDLORD shall not be liable for any inconvenience or interruption of business of the TENANT occasioned by fire, tornado or other casualty. Notwithstanding the foregoing to the contrary, LANDLORD shall not be obligated to make any repairs which cost in excess of the amount of insurance proceeds received by LANDLORD in connection with such damage.

8.  CONDEMNATION:

               8.1 TOTAL TAKING: If during the term of this lease, or any renewal thereof, the whole of the leased premises, or such portion thereof as will make the leased premises unusable for the purpose leased, be condemned by public authority for public use, then, in either event, the term hereby granted shall cease and come to an end as of the date of the vesting of title in such public authority, or when possession is given to such public authority, whichever event last occurs. Upon such occurrence, the rent shall be apportioned as of such date and any prepaid rent shall be returned to the TENANT. TENANT shall not be entitled to any part of the award or any payment in lieu thereof, nor shall TENANT be entitled to any award for the loss of its leasehold estate. The entire award for the taking of the leased premises, the Building and the land upon which it is located shall belong solely and exclusively to LANDLORD. TENANT may file a claim for loss of TENANT's trade fixtures and for TENANT's moving expenses and loss of business.

               8.2 PARTIAL TAKING: If a portion of the leased premises or Building is taken or condemned by public authority for public use so as not to make the remaining portion of the leased premises unusable for the purposes leased, this Lease shall continue in full force and effect unless LANDLORD determines that the continued operation of the Building, after such taking, is not practical, in which event LANDLORD may terminate this Lease by giving TENANT written notice of termination to be effective upon the day the condemning authority takes possession of the condemned portion. In the event of such a termination, all rent and other charges shall be adjusted, prorated and paid to the date of termination. In the event of such a partial taking and this Lease is not terminated in accordance with the foregoing, then, effective upon the day the condemning authority takes possession of the condemned portion, the rent shall be equitably and fairly reduced and abated for the remainder of the term in proportion to the amount of the leased premises taken and the LANDLORD shall be entitled to the entire award for such partial taking.

9.  INDEMNIFICATION:

               9.1 INDEMNIFICATION OF LANDLORD: TENANT will defend, by counsel reasonably acceptable to LANDLORD, indemnify and save harmless LANDLORD of and from any and all fines, suits, claims, demands, expenses, costs and actions of any kind arising out of, directly or indirectly, TENANT'S or TENANT's agents, employees, contractors, guests or invitees use, occupancy, or control of the leased premises or Common Areas, or any breach, violation or non-performance of any covenant hereof on the part of TENANT; and except for LANDLORD'S own negligence, LANDLORD shall not be liable to TENANT or TENANT'S agents, employees, guests or invitees for any damage to persons or property due to condition, design or defect in or on the leased premises, Building or its mechanical systems which may exist or occur.

               9.2 INDEMNIFICATION OF TENANT: LANDLORD will defend, by counsel reasonably acceptable to TENANT, indemnify and save harmless TENANT of and from any and all fines, suits, claims, demands, expenses, costs and actions of any kind arising out of, directly or indirectly, LANDLORD's or LANDLORD's agents, employees, contractors, guests or invitees use, occupancy, or control of the Building or the Common Areas, or any breach, violation or non-performance of any covenant hereof on the part of LANDLORD.

               9.3 LANDLORD'S LIABILITY: LANDLORD and its agents shall not be liable to TENANT or to TENANT'S officers, employees, agents, licensees or invitees for any loss or damage to any part of the Building or the Land or related improvements or appurtenances thereto becoming out of repair, any defect in or failure of pipes or wiring, the backing up of any drains or the bursting or leaking of any pipes, faucets and plumbing fixtures, any gas, water, steam, electricity, oil or rain leaking, escaping or flowing into the leased premises from any part of the

Building, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, theft, fire, explosion, Act of God, riot, war, insurrection, court order or order of governmental authority or any other matter beyond the control of the LANDLORD, unless caused by or due to the negligence of LANDLORD, its agents, servants or employees. LANDLORD or its agents shall not be liable for interference with the light or other incorporeal hereditaments, loss of business by TENANT nor shall LANDLORD be liable for any latent defect in the leased premises or in the Building. TENANT shall give prompt written notice to LANDLORD in case of fire or accidents in the leased premises or in the Building or of defects therein or in the fixtures or equipment located therein.

10.  USE OF PREMISES:

               TENANT shall use and occupy the leased premises and the Building as and for the following purpose: General office use including, but not limited to, training, sales, storage, and customer services and for no other purpose.

11.  IMPROVEMENTS, REPAIRS, ALTERATIONS AND TAXES:

               11.1 PROHIBITIONS: TENANT shall not, without LANDLORD'S prior written consent, which shall not be unreasonably withheld:

               a. make any alterations, additions or improvements in the leased premises or the Building other than with respect to TENANT's furnishings, decoration of the leased premises and communications and computer cabling inside the leased premises;

               b. knowingly do or suffer anything to be done on the leased premises or the Building which will render LANDLORD'S insurance void or the insurance risk more hazardous;

               c. permit the accumulation of waste or refuse matter other than in the normal course of business;

               d.     abandon the leased premises for more than twelve months

               11.2 TENANT'S MAINTENANCE OBLIGATIONS: TENANT shall take good care of the leased premises and the fixtures and appurtenances therein. TENANT shall maintain the leased premises, at all times during the term of this Lease, in good condition and repair, ordinary wear and tear excepted. All damage or injury to the leased premises and to its fixtures, appurtenances and equipment or to the Building of which the same form a part or to its fixtures, appurtenances and equipment caused by TENANT moving property in or out of the Building or by installation or renewal of furniture, fixtures or other property or resulting from any cause of any kind or nature whatsoever due to carelessness, omission, neglect, improper conduct or other cause of TENANT, its servants, employees, agents, visitors, or licensees shall be repaired, restored or replaced promptly by TENANT at its sole cost and expense to the reasonable satisfaction of LANDLORD. All the aforesaid repairs, restorations or replacements shall be in quality and class equal to the original work or installations. If TENANT fails to make such repairs, restorations or replacements, the same may be made by LANDLORD at the expense of TENANT and collectible as additional rent or otherwise and shall be paid by TENANT within ten (10) days after presentment of a bill or statement therefor. Alterations, additions, improvements and immovable fixtures shall become the property of LANDLORD upon installation and shall not be removed without LANDLORD'S prior written consent.

               11.3 MECHANIC LIENS: TENANT shall not have the power or right to create in any way liens for labor or material which would be a lien upon any interest of LANDLORD or in and to the leased premises and shall protect LANDLORD'S interest against any liens or claims for improvements made by TENANT. In the event any such liens are filed, TENANT agrees, at its expense, to cause the same to be released or secured by a bond within ten (10) days after the same are filed.

               11.4 BONDING AGAINST LIENS: If TENANT plans to make improvements, additions or alterations to the leased premises, and said alterations or additions are estimated to cost in excess of $20,000.00, LANDLORD may require, at LANDLORD'S sole option, that TENANT provide LANDLORD, at TENANT'S sole cost and expense, a payment and performance bond in an amount equal to one and one-half (1 1/2) times the estimated cost of said improvements, additions or alterations, to insure LANDLORD against any liability for mechanics' and materialmen's liens and to insure completion of the work.

               11.5 TAXES ON TENANT'S PROPERTY AND IMPROVEMENTS: TENANT shall pay or cause to be paid, before delinquent, any and all taxes levied or assessed during the term hereof or any extension or renewal thereof, upon any and all of TENANT'S leasehold improvements, equipment, furniture, fixtures, and personal property located in the leased premises. If the same shall be assessed and taxed with the Building, TENANT shall pay to LANDLORD its prorata share of such taxes within thirty (30) days after delivery to TENANT of a written statement by LANDLORD setting forth the amount of such taxes applicable to TENANT'S property.

12.  INSURANCE:

               12.1 TENANT'S INSURANCE: With respect to the leased premises and Common Areas, TENANT shall, at TENANT'S sole cost and expense, obtain and keep in force at all times during the term of this Lease, comprehensive general liability insurance, including property damage, in the amount of at least One Million Dollars ($1,000,000.00) combined single limit, insuring LANDLORD and TENANT against any liability arising out of the ownership, use, occupancy or maintenance of the leased premises and all areas appurtenant thereto. The limit of said insurance shall not, however, limit the liability of the TENANT hereunder. TENANT may carry said insurance under a blanket policy providing, however, said insurance by TENANT shall have a LANDLORD'S protective liability endorsement attached thereto. Insurance required hereunder shall be in companies licensed in the State of Kansas and shall have a rating of A or better in "Best's Insurance Guide" and a financial rating of Class XII or better. Mutual insurance companies may be used only if they are nonassessable. Such policy shall name LANDLORD as an additional insured and shall be primary and noncontributing with any insurance carried by LANDLORD. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days written notice to LANDLORD. LANDLORD shall receive reasonable evidence of insurance upon request.

               12.2 LANDLORD'S INSURANCE: LANDLORD shall maintain during the Lease term and any option term, fire and broad form extended coverage insurance on the Building and Common Areas for full replacement value. Each policy of insurance maintained by LANDLORD shall be issued by a responsible and solvent insurance carrier licensed to do business in the State of Kansas. Each such policy of insurance shall provide protection against losses so insured for the benefit of the LANDLORD, TENANT and any mortgagee as their interest may appear. LANDLORD shall furnish TENANT proof thereof, and each such policy of insurance shall expressly provide for thirty (30) days notice to the TENANT prior to any cancellation or modification of coverage.

               12.3 WAIVER OF SUBROGATION: LANDLORD and TENANT each hereby waive all claims against the other for any loss of or damage to any of its property if such property is insured against such loss or damage under any valid and collectible insurance policy or policies, but only to the extent of any recovery collected by it under such insurance, subject however, to the limitation that this waiver shall apply only when permitted by the applicable policy or policies of insurance. LANDLORD and TENANT each hereby further agree to cause any and all policies containing extended coverage and/or material damage insurance now or hereafter carried by it to be endorsed with a subrogation clause providing in substance that the insurer has waived any or all rights of recovery against the other party hereto for loss of or damage to the insured property first occurring after the date of such waiver; provided, however, if there is a charge or extra premium for such an endorsement, the party obligated to obtain the same shall be excused therefrom unless the other party pays such charge or extra premium.

13.  DEFAULT:

               13.1 DEFAULT - CURE PERIOD: If (i) TENANT defaults in payment of Base Building Rent or Additional Taxes or (ii) defaults in the performance of any of the covenants or conditions hereof, LANDLORD, in such event(s), may give to TENANT written notice of such default and if TENANT fails to cure any Base Building Rent or Additional Taxes default within ten (10) days after the giving of such notice or fails to cure any other default within thirty (30) days after the giving of such notice, or, if such default other than Base Building Rent or Additional Taxes, cannot be reasonably cured within 30 days, to immediately begin to cure and diligently pursue said cure to completion, LANDLORD may, at its election, terminate this Lease with TENANT, and on the date specified in said notice the term of this Lease shall terminate and TENANT shall then quit and surrender the leased premises to LANDLORD, but TENANT shall remain liable as hereinafter provided. In the event of a default which is not cured in the applicable cure period, LANDLORD may, with or without terminating this Lease, at any time thereafter resume possession of the Building by any lawful means and remove TENANT or other occupants and their effects.

               13.2 RELETTING: In any case where LANDLORD has recovered possession of the leased premises by reason of TENANT'S default, LANDLORD may, at LANDLORD'S option, occupy the leased premises or cause the leased premises to be reasonably redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the leased premises or any part thereof as agent of TENANT or otherwise for a term or terms to expire prior to, at the same time as, or subsequent to the original expiration date of this Lease, at LANDLORD'S option, and receive the rent therefor, applying the same first to the payment of such expenses as LANDLORD may have incurred in connection with the recovery of possession, redecoration, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including reasonable brokerage fees and attorneys' fees (to the extent allowed by law) and then to the payment of damages in amounts equal to the rent hereunder and to the cost and expense of performance of the other covenants of TENANT as herein provided; and TENANT agrees, whether or not LANDLORD has relet, to pay to LANDLORD damages equal to the rent and other sums herein agreed to be paid by TENANT during the remainder of the original term of this Lease, less the net proceeds of the reletting, if any, as ascertained from time to time and the same shall be payable by TENANT on the several rent days above specified. LANDLORD shall have the right, in reletting the leased premises, to grant reasonable rent concessions and TENANT shall not be entitled to any credit by reason thereof. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof or in any way relieve TENANT of its obligations under this Lease except to the extent of the net proceeds received from such reletting.

               13.3 LANDLORD OCCUPANCY: In any case where LANDLORD has recovered possession due to TENANT's Default, if LANDLORD elects to occupy and use the leased premises or any part thereof during any part of the balance of the term as originally fixed or since extended, there shall be allowed against TENANT'S obligations for rent and other damages as herein defined, during the period of LANDLORD'S occupancy, the reasonable value of such occupancy, not to exceed in any event the rent herein reserved and such occupancy shall not be construed as a release of TENANT'S liability hereunder.

               13.4 CONSTRUCTIVE EVICTION: TENANT shall not be entitled to claim a constructive eviction from the leased premises unless TENANT shall have first notified LANDLORD in writing of the condition or conditions giving rise thereto and unless LANDLORD shall have failed to remedy such conditions as soon as reasonably practical after receipt of such notice. Notwithstanding the foregoing to the contrary, in the event the conditions relied on by TENANT do not constitute a constructive eviction, then no such eviction shall be deemed to have occurred regardless of the fact that LANDLORD may not have remedy TENANT's complaints.

               13.5 NO WAIVER OF ACCORD AND SATISFACTION: No payment by the TENANT or receipt by the LANDLORD of a lesser amount than the rent stipulated in this Lease shall be deemed other than a payment on account of the earliest rent due, nor shall any endorsement or statement on any check or on any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the LANDLORD may accept such check or payment without prejudice to its right to recover the balance of the rent or to pursue any other remedy provided for in this Lease.

14.  LEASE AND MORTGAGES:

               14.1 SUBORDINATION: This Lease shall be and is subject and subordinate to all underlying restrictions, declarations, leases and mortgages which may now or hereafter affect the real property of which the building forms a part, and also to all renewals, modifications, consolidations and replacements of said underlying restrictions, declarations, leases and said mortgages. Although no instrument or act on the part of TENANT will be necessary to effect such subordination, TENANT will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of said mortgages or by any of the lessors under such underlying leases. If any underlying lease to which this Lease is subject terminates, TENANT shall, on timely request, attorn to the owner of the reversion. In the event TENANT fails or refuses to deliver any instrument confirming such subordination, within thirty (30) days after LANDLORD's request therefor, such failure or refusal shall constitute a default under this Lease, for which there shall be no cure period, entitling LANDLORD to enforce all of its rights and remedies set forth herein or provided by law.

               14.2 ATTORNMENT: Without limitation of any of the provisions of this Lease, in the event that, by reason of any default on the part of LANDLORD, any mortgagee or lessor or their respective assigns shall succeed to the interest of LANDLORD hereunder or of any successor-LANDLORD, then at the option of such mortgagee or lessor, this Lease shall nevertheless continue in full force and effect and TENANT shall and does hereby agree to attorn to such mortgagee or its assigns and to recognize such mortgagee or lessor or its assigns as its LANDLORD. In the event TENANT fails or refuses to deliver any instrument confirming such attornment within thirty (30) days after LANDLORD's request therefore, such failure or refusal shall constitute a default under this lease, for which there shall be no cure period, entitling LANDLORD to enforce all of its rights and remedies set forth herein or provided by law.

               14.3 NON-DISTURBANCE: If the demised premises or any portion thereof is subject to a mortgage at the time this Lease commences or at any time during the term of this Lease or any extension hereof, LANDLORD agrees to obtain from the holder of the mortgage an agreement, in recordable form, evidencing the mortgagee's recognition of this Lease. Said document will include the mortgagee's agreement not to disturb TENANT during the term of this Lease or any extension thereof so long as TENANT is not in default hereunder. The term "mortgage" as used herein means any mortgage, assignment, deed of trust or other transfer of the demised premises in whole or in part made as security for any indebtedness of LANDLORD; and the term "mortgagee" as used herein means any person to whom or for whose benefit any such mortgage of the demised premises has been made. LANDLORD represents and warrants that there are no mortgages, deeds of trust or superior leases presently affecting the Building or the Land except as may be specified in this Lease.

15.  SECURITY DEPOSIT:

               15.1 DEPOSIT: The TENANT, concurrently with the execution of this Lease, has deposited with the LANDLORD the sum of Ten Thousand and 00/100 Dollars ($10,000.00), the receipt whereof is hereby acknowledged, which sum shall be retained by the LANDLORD. The deposit shall be held by LANDLORD as security for the performance by TENANT of TENANT'S covenants and obligations under this Lease. It being expressly understood that such deposit shall not be considered an advance payment of rental or measure of LANDLORD'S damages in case of default by TENANT. LANDLORD shall be under no obligation to pay or account to TENANT for any interest on earnings accruing to LANDLORD from the use of any such security deposit.

               15.2 APPLICATION OF DEPOSIT: Upon the occurrence of any event of default by TENANT, and the expiration of applicable cure periods therefore, LANDLORD may, from time to time, without prejudice to any other remedy, use such deposit to the extent necessary to make good any arrearages of rent and any other damage, injury, expense or liability caused to LANDLORD by such event of default. Following any such application of the security deposit, TENANT shall pay to LANDLORD on demand the amount so applied in order to restore the security deposit to its original amount. TENANT'S failure to do so shall be a material breach of this Lease. If TENANT shall fully and faithfully perform every provision of this Lease, the security deposit or any balance thereof shall be returned to TENANT (or, at LANDLORD'S option, to the last assignee of TENANT'S interest hereunder) at the termination of this Lease term.

16.  SERVICES AND UTILITIES:

               16.1 FAILURE OF SERVICES: The failure to any extent to furnish or any stoppage of the water service or any other services to be furnished by LANDLORD, resulting from causes beyond the control of LANDLORD, shall not render LANDLORD liable in any respect for damages to either person or property, nor be construed as an eviction of TENANT or work an abatement of rent, nor relieve TENANT from fulfillment of any covenant or agreement hereof. Should any equipment or machinery break down, or for any cause cease to function properly, LANDLORD shall use reasonable diligence to repair same promptly, but TENANT shall have no claim for rebate of rent or damages on account of any interruptions in service, beyond the control of LANDLORD occasioned thereby or resulting therefrom. In the event the interruption of services is within LANDLORD's control, rent shall be equitably and proportionately adjusted after the interruption has persisted for three (3) consecutive days if such disruption materially interferes with TENANT's ability to conduct its business.

               16.2 STANDARD SERVICES: LANDLORD shall, at its own cost and expense, furnish the following services and utilities to TENANT throughout the term of this Lease during the normal business hours of 7:00 a.m. to 6:00 p.m. Monday through Friday, and 8:00 a.m. to 1:00 p.m. Saturdays. Such services exclude holidays designated as New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. In the event a holiday falls on a weekend, services and utilities will be provided as normal on the Friday before and the Monday following:

1. Heating and air conditioning for the comfortable use and occupancy of the leased premises.

2. Electricity for lighting and ordinary business purposes, including but not limited to typewriters, adding machines, photocopy machines, computers and any other office equipment.

3. Hot and cold running water for use in lavatories, drinking fountains and all other plumbing fixtures.

4.      Janitor service, five days each week

5.      Snow removal and rubbish removal

6.      Pest Control

7.      Replacement of lighting tubes, lamp ballasts and bulbs

8.      Parking in accordance with Section 17 of this Lease.

9.      Common Area maintenance including the grounds

               16.3 BUILDING SECURITY / AFTER HOURS ACCESS: Throughout the term of this Lease, the Building will be unlocked during normal business hours of 7:00 a.m. to 6:00 p.m. Monday through Friday. TENANT will have access to the Building and the demised premises outside of these times by use of Building keys and/or combination locks supplied by LANDLORD in accordance with Exhibit D hereto.

17.  PARKING:

               TENANT shall have the right to use in common with LANDLORD, other tenants or occupants of the Building and their employees, agents, and business invitees the parking facilities of the Building, if any, subject to the rules and regulations, and any other charges of LANDLORD for such parking facilities which may be established or altered by LANDLORD at any time or from time to time during the term hereof. LANDLORD shall provide one hundred forty (140) parking spaces for the demised premises plus four (4) parking spaces for every 1,000 square feet of usable area on the first floor of the Building (26,924 square feet) which is equal to 108 parking spaces. The total number of parking spaces for the Building shall be equal to 248 parking spaces.

18.  END OF TERM:

               18.1 CONDITION OF SURRENDERED PREMISES: TENANT will, at the end of the term of this Lease, quit and surrender to LANDLORD the leased premises broom clean and in good order and condition except for ordinary wear and tear. Any personal property which shall remain in the leased premises after the expiration or termination of this Lease shall be deemed to have been abandoned, and either may be retained by LANDLORD as its property or may be disposed of in such manner as LANDLORD may see fit, any removal expense to be paid by the TENANT. If the last day of the term of this Lease falls on a Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.

               18.2 NOTICE OF OPTION: (a) Provided it is not in Default hereunder, TENANT shall have four options to extend the term of this Lease, each for a term of sixty (60) months, upon the same terms and conditions as those provided herein, except that no improvement allowance shall be paid for any extended term. Base Building Rent for said option terms shall be equal to the adjusted Base Building Rent in effect at the end of the immediately preceding term pursuant to Sections 3.2 and 3.3 hereof.

               (b) TENANT may exercise each option term by giving written notice to LANDLORD of TENANT's election to renew, which notice must be given three hundred sixty-five (365) days prior to expiration of the then current term.

               (c) If TENANT exercises its option to extend the term of this Lease by written notice, the Lease shall be automatically extended for the additional period covered by the option so exercised without execution of any further instrument.

               18.3 HOLDOVER: In the event of a holdover by TENANT without LANDLORD'S permission, TENANT shall be liable to LANDLORD for rent during the unauthorized holdover period (determined on a daily basis) in an amount equal to one hundred fifty (150%) percent of the Base Building Rent and Additional Taxes in effect at the termination of the Lease. Such unauthorized holdover shall not be construed to create any periodic tenancy rights in favor of TENANT.

19.  GENERAL:

               19.1 GENDER: Words of any gender used in this Lease shall be held and construed to include any other gender, and words in singular number shall be held to include the plural, unless the context otherwise requires.

               19.2 BINDING EFFECT: The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective permitted assigns, successors in interest, heirs and legal representatives except as otherwise herein expressly provided.

               19.3 MODIFICATIONS: Any modifications of this Lease, or any collateral agreement with respect to the relationship between the LANDLORD and TENANT shall not be binding upon the LANDLORD unless the same be made in writing and signed by an authorized representative of the LANDLORD. In the event that the Lease herein or any of its provisions or covenants shall be modified or stricken out, or new covenants added thereto, said changes shall not be considered a termination of this instrument and the same shall continue in full force and effect as so changed.

               19.4 NOTICES: All notices, demands, consents and requests which may or are required to be given by either party to the other hereunder shall be in writing and shall be either: (i) addressed and personally delivered to an officer of the company; or (ii) sent by certified mail, return receipt requested, postage prepaid, addressed as set forth in this section or to such other place as either party may from time to time designate in a written notice to the other party. Notices, demands, consents and requests which shall be served upon either party in the foregoing manner shall be deemed served or given for all purposes hereunder at the time such notice, demand, consent or request shall be personally delivered or, if mailed, the day such notice, demand, consent or request was mailed in accordance with this section. The notice addresses of the parties are as follows:


              As to Landlord:           Vantage Point Properties, Inc.
                                        8110 E. 32nd Street North, Suite 100
                                        Wichita, KS 67226
                                        Attn: Paul Jackson

              As to Tenant:             Candlewood Hotel Company, Inc.
                                        9342 E. Central
                                        Wichita, KS  67206
                                        Attn:  Jeff Hitz

               19.5 CUMULATIVE REMEDIES: It is agreed that each and every one of the rights, remedies and benefits provided by this Lease shall be cumulative, and shall not be exclusive of any other said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

               19.6 SAVING CLAUSE: Invalidation of any of the provisions herein contained by law, judgment or court order shall in nowise affect any of the other provisions which shall remain in full force and effect.

               19.7 WAIVERS: One or more waivers of any covenant, condition, rule or regulation by the LANDLORD shall not be construed as a waiver of a further breach of the same.

               19.8 CAPTIONS: The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

               19.9 CHOICE OF LAW: This Lease shall be governed exclusively by the terms hereof, and by the laws of the State of Kansas.

               19.10 ESTOPPEL CERTIFICATE: Upon not less than fifteen (15) days prior notice by LANDLORD, TENANT will promptly execute and deliver to LANDLORD a statement in writing certifying that this Lease is in full force and effect, the dates to which any rent has been paid in advance, if any, and whether or not to the best knowledge of signer, LANDLORD is in default and, if so, specifying each default, and contain such other information or statements as LANDLORD may require. The failure to timely deliver any such estoppel certificate shall constitute a default hereunder.

               19.11 RIGHT TO CURE: Either party ("CURING PARTY") shall have the right, but not the obligation, at any time, without notice, to cure any default by the other ("DEFAULTING PARTY") under this Lease and whenever the Curing Party so elects, all costs and expenses incurred by the Curing Party in curing such default, together with interest on the amount of costs and expenses so incurred at the highest lawful rate, shall be paid by the Defaulting Party to the Curing Party on demand.

               19.12 USE OF BUILDING NAME:  [ Intentionally Deleted ]

               19.13 COUNTER PARTS: This Lease may be executed in one or more counterparts each of which shall constitute one Lease binding on all the parties hereto.

               19.14 TIME OF THE ESSENCE: With respect to the Lease, time is of the essence.

20.  AUTHORITY FOR EXECUTION:

               20.1 CORPORATE AUTHORITY: Each individual executing this Lease on behalf of said corporation or association represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity, in accordance with a duly adopted resolution of the board of directors of said entity or in accordance with the by-laws of said entity, and that this Lease is binding upon said entity in accordance with its terms.

21.  QUIET ENJOYMENT:

               LANDLORD covenants that if, and so long as, TENANT keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of TENANT to be kept and performed TENANT shall quietly enjoy the leased premises without hindrance or molestation by LANDLORD, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to the leases or mortgages to which this Lease may be subject and subordinate, as herein set forth.

22.  COMPLIANCE WITH DECLARATIONS:

               TENANT hereby acknowledges that the Building and Land are subject to the terms and provisions of the Declaration of Covenants, Conditions and Restrictions of Wilson Estates dated June 5, 1996, as amended, recorded in the Office of the Register of Deeds of Sedgwick County, Kansas, in Film 1614, Page 1383 (herein the "DECLARATIONS"). TENANT hereby agrees that: (i) it is leasing the demised premises subject to the Declarations; and (ii) it will observe and comply with the terms and provisions of the Declarations in so far as they relate to the demised premises and/or TENANT's use of the demised premises or any other facilities in the Building or on the Land made available to TENANT by LANDLORD. A copy of the Declarations is attached hereto as Exhibit E.

23.  BROKERAGE:

               LANDLORD and TENANT represent and warrant to each other that neither has dealt with any real estate brokers in the negotiation of this Lease.

24.  SIGNS:

               TENANT shall have the right, at TENANT'S sole cost and expense, to place its name on a shared monument sign along 21st Street as indicated on Exhibit A hereto. TENANT shall also have the exclusive right to place its name on the front of the Building and the non-exclusive right to place its name on the tenant directory in the Building lobby. The design of the signs and TENANT'S name shall be similar in design to other monument signs and building signs at Wilson Estates Office Park. All signs shall have interior or halo illumination and shall require LANDLORD'S written approval prior to installation.

25.  DEMISED PREMISES CONSTRUCTION:

               25.1 SHELL CONDITION: LANDLORD agrees to deliver the demised premises in "Shell Condition" to TENANT at LANDLORD's sole cost and expense. For the purposes of this Lease, "SHELL CONDITION" includes all base Building structural systems, concrete floors, exterior walls framed and insulated inside the demised premises, exterior window openings and standard building glazing, Building standard doors from the Building common areas into the demises premises complete with frames and hardware, primary heating and air conditioning equipment including air handlers, HVAC control system, main trunk ductwork stubbed into the demised premises, electricity for power and lighting available from a panel in the second floor equipment room, a main fire sprinkler line stubbed into the premises, two wet stacks consisting of sanitary sewer, vent and cold water (one on each end of the Building, one women's and one men's restroom on the second floor Exhibit F and a fire alarm system for the Building pursuant to local codes. All systems and equipment provided as part of the Building Shell shall be adequately sized and designed to accommodate standard office use in Wichita, Kansas. LANDLORD shall make its best efforts to provide limited participation for TENANT in the selection of colors of interior common areas and colors of exterior materials. The following are attached hereto to further define the Building shell:

Exhibit F: Building Shell Floorplan--This plan shows the extent that walls, windows, stairs, etc. will be constructed as part of the Building Shell. Any finishes other than those shown on the plan shall be included as part of Leasehold Improvements as defined in Section 25.3 hereof.

Exhibit G: Building Elevations--These plans show the exterior appearance of the Building from the front, side and back views.

Exhibit H: Building Shell Specifications--These specifications identify the types and level of finish to be completed as part of the Building Shell. Any work performed that is not included in the Building Shell specifications shall be included as part of Leasehold Improvements as defined in Section 25.3 hereof.

               25.2 TENANT'S FINISH ALLOWANCE: LANDLORD shall be responsible for all costs and expenses of completing TENANT's Leasehold Improvements as defined in Section 25.3 hereof, up to a maximum of Four Hundred Fifty Thousand Eight Hundred and 00/100 Dollars ($450,800.00), based on $16.00 per gross square foot in the leased premises. TENANT may, at TENANT'S option, obtain bids for the construction of the Leasehold Improvements from LANDLORD-approved contractors. If said bids reflect a lower cost than LANDLORD'S bid, TENANT may select said low bidding contractor to complete the Leasehold Improvements and LANDLORD shall reimburse TENANT for the cost of constructing the Leasehold Improvements up to a maximum of $16.00 per square foot. A list of LANDLORD-approved contractors is attached hereto as Exhibit I. Any costs in excess of said allowance shall be added to the Base Building Rent hereunder at a rate of $.25 per square foot for every $1.00 per square foot of excess Leasehold Improvement costs incurred, or, at TENANT'S option, said excess may be paid in cash within thirty days of receipt of an invoice together with appropriate backup documentation.

               25.3 LEASEHOLD IMPROVEMENTS: Subject to LANDLORD's approval of TENANT's floor plans, finish schedules and building specifications, which approval shall not be unreasonably withheld, LANDLORD shall perform the work to complete TENANT's "Leasehold Improvements," pursuant to Section 25.2 hereof. For the purposes of this Lease, "LEASEHOLD IMPROVEMENTS" shall include all demolition of existing improvements, all Building and monument signage, any structural requirements above base Building construction within the demises premises, all distribution, equipment and control wiring for heating and air conditioning within the demised premises, all electrical distribution, fixtures and equipment for power and lighting within the demised premises, all distribution and equipment for fire sprinkler systems within the demised premises, and all interior finishes including millwork, plumbing, plumbing fixtures, walls, ceilings, interior doors, door frames and hardware, floor coverings, wall coverings, paint, architectural and engineering fees for the demised premises and, at TENANT's option, interior space planning fees.

26.  REPRESENTATIONS AND WARRANTIES OF LANDLORD:

               LANDLORD covenants, warrants and represents to TENANT as follows:

               (i) During the term of this Lease, the premises and the Building, except as to TENANT installed improvements, fixtures, furniture and displays, are and will at all times be in compliance with the terms and provisions of all applicable laws, ordinances, rules and regulations, including but not limited to the terms and provisions of the Americans With Disabilities Act of 1990, and all amendments and supplements thereto, and all rules and regulations issued thereunder (jointly referred to as "ADA"). LANDLORD understands that the Building and premises are places of public accommodations pursuant to the ADA. If the foregoing representation and warranty proves to be untrue, regardless of any other provision of this Lease, LANDLORD hereby agrees to protect, defend, indemnify and hold TENANT harmless from and against all liability resulting therefrom, and to promptly bring the premises and the Building into compliance therewith at no cost to TENANT. LANDLORD shall have such access to the premises as is reasonably necessary to permit LANDLORD to comply with the foregoing provision, provided however, that LANDLORD shall not unreasonably interfere with TENANT's business or TENANT's use of the premises.

               (ii) LANDLORD has the full right and power to execute and deliver this Lease, grant the estate created hereby and to perform its obligations hereunder, all without notice to, or consent of, any other person or entity.

               (iii) LANDLORD has no knowledge of any hazardous or toxic materials or substances in or under the Building, including the leased premises.

27.  ENVIRONMENTAL COMPLIANCE:

               (a) Regardless of any other contrary provision in this Lease, it shall be LANDLORD's sole responsibility, and LANDLORD shall indemnify and hold TENANT harmless, from the consequences of any and all present and future federal, state and local environmental statutes and all rules and regulations promulgated thereunder (hereinafter collectively called "Environmental Provisions") which apply to the Building or the leased premises which existed prior to TENANT taking possession of the leased premises, if such condition was not caused by TENANT. LANDLORD's obligations hereunder shall include, but not be limited to, the submission of all information required hereunder by any governmental authority; the development and implementation of any cleanup plan required because of the existence of or because of any spill or discharge of any material, hazardous substance or waste as defined in any Environmental Provisions ("Hazardous Material"), including, without limitation, friable asbestos bearing materials, under, at, on or in the Building or the leased premises; and holding TENANT harmless from and against any and all liabilities, losses and costs, including, without limitation, TENANT's reasonable attorney fees and expenses, which TENANT may incur by reason of any claim or charge under any Environmental Provision which names TENANT, or because of LANDLORD's failure to comply with the foregoing provisions of this Section.

               (b) If any release of Hazardous Material, or the clean-up of such release within the Office Park materially interferes with TENANT's use or occupancy of the leased premises (other than a release for which TENANT or its agents, employees, or contractors are responsible), then (i) rent and all other charges payable under this Lease shall be proportionately reduced or abated during the period of such interference based on the extent to which TENANT's use of the leased premises is impaired, as reasonably determined by TENANT; and (ii) if such interference continues for a period in excess of 90 days, or poses a health hazard to TENANT's agents, employees, or customers for any period of time, then TENANT, at its option, can forthwith terminate this Lease. In the event LANDLORD acquires actual knowledge of the presence or alleged presence by any governmental or enforcement agency, of any Hazardous Material in the Building, LANDLORD shall forthwith give TENANT notice of the presence or alleged presence of such Hazardous Material and its location within the Building.

               (c) If TENANT breaches the obligations stated in this Section, or if the presence of Hazardous Material under, at, on or in the Building or the leased premises caused or permitted by TENANT results in the contamination of the Building, leased premises or the Land, or if contamination of the Building, leased premises or Land by Hazardous Material otherwise occurs for which TENANT is legally liable to LANDLORD for damage resulting therefrom, TENANT shall indemnify, defend and hold LANDLORD harmless from any and all claims judgement, damages, penalties, fines, costs, liabilities or losses, including without limitation reasonable attorney's fees, which arise during or after the term or any extended term of the Lease as a result of such contamination. Without limiting the foregoing, if the presence of any Hazardous Material under, at, on or in the Building, leased premises or Land caused or permitted by TENANT results in any contamination of the same, TENANT shall promptly take all actions at its expense as are necessary to return the same to the condition existing prior to the introduction of any such Hazardous Material, provided that LANDLORD's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld.

28.  NOTICE OF VACANCY:

               LANDLORD hereby agrees to give TENANT written notice of any vacancies, or upcoming vacancies, in the Building within ten (10) days of LANDLORD'S knowledge of said vacancy. TENANT shall respond to LANDLORD within ten (10) days of TENANT'S intent to expand into said vacant space. TENANT'S failure to respond to LANDLORD's notice within the time specified shall be deemed the same as if TENANT had responded and chosen to decline expansion into said vacant space. Furthermore, during the initial lease-up of the Building, LANDLORD shall give TENANT oral notice if any third party shows serious interest in leasing all or a portion of the vacant space in the Building for a period in excess of three years. In the event TENANT expands within the Building during the first twenty-four months of occupancy, LANDLORD shall lease the additional space to TENANT at the then-current adjusted Base Building Rent, minus Fifty-five cents ($.55) per square foot, under all the same terms and conditions as this Lease, except that additional leased space shall be allocated four (4) parking spaces per 1000 usable square feet in lieu of five (5) parking spaces per 1000 usable square feet. In the event TENANT desires the term of the expansion space lease to be coterminous with this Lease, LANDLORD shall prorate the actual improvement costs pursuant to Section 25.2 hereof, based on a five year amortization and eleven percent (11%) interest.

29.  EXISTING LEASE:

               LANDLORD hereby agrees to execute an agreement, concurrently with the execution of this Lease, to assume the obligations of TENANT's existing lease dated February 23, 1996, at 9342 E. Central, Wichita, Kansas, upon TENANT's occupancy of the demised premises.

               IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


"TENANT"
CONSOLIDATED HOLDINGS, INC.

Name:   /S/  Jeffrey F. Hitz
        -------------------------------------

Title:  Sr. Vice President, Development
        -------------------------------------

ATTEST  /S/  Lori Moody
        -------------------------------------


"LANDLORD"
VANTAGE POINT PROPERTIES, INC.


By:     /S/  Paul D. Jackson
        -------------------------------------

Title:  President
        -------------------------------------

ATTEST  /S/  Shelly M. Ratzlaff
        -------------------------------------

                           FIRST ADDENDUM TO THE LEASE

                                 APRIL 30, 1998

THE FIRST ADDENDUM TO THE LEASE, BY AND BETWEEN: VANTAGE POINT PROPERTIES, INC., a Kansas Corporation, as "Landlord", and CANDLEWOOD HOTEL COMPANY, INC., a Delaware Corporation, as "Tenant". Both Landlord and Tenant wish to modify the LEASE AGREEMENT dated April 30, 1998 for 28,175 gross sq ft to be located at Wilson Estates Office Park, in Wichita, Kansas.

For and in consideration of the mutual covenants agreements contained herein, the parties hereto for themselves, their respective successors and assigns, agree to the following changes:

1) Page 1, entitled SUMMARY OF GENERAL BASIC PROVISIONS, subsection C. Monthly Base Building Rent shall be changed to $41,792.91 ($17.80 per square foot)

2) Page 4, paragraph 3.1, entitled BASE BUILDING RENT, shall be changed to reflect the rent of Forty-one Thousand Seven Hundred Ninety-two and 91/100 Dollars ($41,792.91), based on $17.80 per gross square foot

3) Page 22, paragraph 25.2, entitled TENANT'S FINISH ALLOWANCE, shall have the following sentences added:


        A)      After the fourth sentence ending with . . . attached hereto as
                Exhibit 1. The following sentence shall be added: "TENANT shall have the right to request additional contractors to be added to
                Exhibit 1 per LANDLORD's approval, which said approval will not be unreasonably withheld."

        B) The following shall be added to the end of the paragraph: "If TENANT fails to use it's entire $16.00 per square foot ($450,800.00) Tenant Finish Allowance, LANDLORD agrees to reimburse Tenant in cash within 30 days of occupancy.

All other terms and conditions of the lease shall remain the same.

"TENANT"                                     "LANDLORD"
CANDLEWOOD HOTEL COMPANY, INC.               VANTAGE POINT PROPERTIES, INC.

By: /S/  Jeffrey F. Hitz                     By: /S/ Paul D. Jackson
    -------------------------------              -------------------------------

Title: Sr. Vice President, Development       Title: President

Attest: /S/ Lori Moody                       Attest: /S/ Shelly M. Ratzlaff
        ---------------------------                  ---------------------------

                          SECOND ADDENDUM TO THE LEASE

THIS SECOND ADDENDUM (herein the "Second Addendum") is made and entered into on this 24th day of December, 1998 by and between CANDLEWOOD HOTEL COMPANY, INC., a Delaware corporation (hereinafter called "TENANT") and VANTAGE POINT PROPERTIES, INC., a Kansas corporation (hereinafter called "Landlord").

WITNESSETH THAT:

WHEREAS, Landlord and Tenant entered into one certain Lease Agreement dated April 30, 1998 (herein the "Lease") for the Candlewood Building located at 8621
E. 21st Street North, Wichita, Kansas, covering approximately 28,175 gross square feet on the second floor identified as Suite 200 (herein the "leased premises"); and

WHEREAS, the parties entered into one certain First Addendum to the Lease dated April 30, 1998 (herein the "First Addendum"), to amend and modify the Lease in certain respects; and

WHEREAS, the parties desire to further amend and modify the Lease in certain respects.

NOW THEREFORE, in consideration of the foregoing recitation, the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The square footage of the leased premises shall be adjusted to include approximately 28,249 gross square feet on the second floor identified as suite
200. In addition, Tenant will occupy 740 usable square feet on the first floor plus 74 square feet of common area on the first floor identified collectively as suite 170 (total first floor space is 814 square feet). The total square footage for the leased premises in suites 170 and 200 is 29,063 gross square feet. A floorplan showing the leased premises is attached hereto as Exhibit `A'.

2. The Building will contain approximately 57,446 gross square feet (exclusive of any basement area). Tenant's prorata share of the Building is 50% of the total gross area of the Building.

3. The monthly Base Building Rent per Section 3.1 of the Lease, as amended in the First Addendum, is hereby further adjusted to Forty-Three Thousand One Hundred Ten and 12/100 Dollars ($43,110.12), based on $17.80 per square foot. Said adjustment to the monthly Base Building Rent is intended to allow for the increased square footage outlined in item 1 above. Said adjustment does not include any adjustment for amortized improvements above Landlord's Allowance.

4. Notwithstanding anything in the Lease or First Addendum to the contrary, Landlord shall pay to Tenant, or directly to the general contractor at Landlord's sole option, an allowance (herein "Allowance") equal to $16.00 per gross square foot in the leased premises ($465,008) for Tenant to complete its Leasehold Improvements. The bid awarded for the Leasehold Improvements was Five Hundred Sixty Thousand Seven Hundred Two and 00/100 ($560,702.00), excluding any change orders.

5. The parties hereby agree to amortize Fifty-Two Thousand Three Hundred Thirteen and 40/100 Dollars ($52,313.40) of the general construction contract for Leasehold Improvements into the monthly Base Building Rent by increasing the monthly Base Building Rent by an amount equal to Forty-Five Cents per square foot ($.45 psf) in accordance with Section 25.2 of the Lease. Said adjustment in the monthly Base Building Rent is intended to accommodate amortization of the Leasehold Improvements only, and does not include any adjustment for increased square footage in the leased premises. The remaining costs to complete Tenant's Leasehold Improvements shall be paid in cash by Tenant in the following manner:

        (i) Fifty Thousand and 00/100 Dollars ($50,000.00) shall be paid toward the first application for payment from Eby Construction for the Leasehold Improvement construction within fifteen (15) days of receipt of an invoice therefor.

        (ii) The remaining amount due, including all change orders, shall be paid to Eby Construction upon substantial completion of the project and within fifteen (15) days of invoicing therefor, subject to Eby's completion of reasonable punchlist items.

6. Total monthly Base Building Rent is hereby adjusted to an amount equal to Forty-Four Thousand One Hundred Ninety-Nine and 98/100 ($44,199.98), which is the sum of monthly Base Building Rent as adjusted for both increased square footage and for amortized improvements.

The following table is included to provide a graphic representation of the adjusted square footage, the adjusted rental amount, the amortized improvements and the cash requirements of Tenant:

  ------------------------------------------------------------------------------
  New Square Footage                           29,063 gross square feet
  ------------------------------------------------------------------------------
  Adjusted Monthly Rent (based on              $43,110.12 ($17.80 psf)
  square foot change)
  ------------------------------------------------------------------------------
  Adjusted Monthly Rent (based on                $1,089.86 ($.45 psf)
  amortized improvements)
  ------------------------------------------------------------------------------
  Total Adjusted Monthly Base Rent             $44,199.98 ($18.25 psf)
  (square foot adjustment plus
  adjustment for amortized
  improvements)
  ------------------------------------------------------------------------------
  General Contract Amount (excluding                 $560,702.00
  change orders)
  ------------------------------------------------------------------------------
  Architecture Contract Amount                        $19,120.00
  (Approximate amount only--billed at
  actual hourly rate)
  ------------------------------------------------------------------------------
  Approximate Total Construction $                   $579,822.00
  ------------------------------------------------------------------------------
  Landlord Allowance                           $465,008.00 ($16.00 psf)
  ------------------------------------------------------------------------------
  Amortized Improvements                              $52,313.40
  ------------------------------------------------------------------------------
  Initial Tenant Cash Requirement                     $50,000.00
  ------------------------------------------------------------------------------
  Final Tenant Cash Requirement             $12,500.60 plus change orders
  ------------------------------------------------------------------------------
  Total Tenant Cash Requirement             $62,500.60 plus change orders
  ------------------------------------------------------------------------------

7. Landlord's notice address is hereby changed to the following:

               Vantage Point Properties, Inc.
               Attn:  Property Management
               8080 E. Central, Suite 160
               Wichita, KS  67206

8. The Lease is hereby modified to conform to the provisions of this Second Addendum. If any of the terms or provisions of the Lease or First Addendum conflict with terms or provisions of this Second Addendum, the terms and provisions of this Second Addendum shall control.

9. The capitalized words used in this Second Addendum shall have the same meaning as the capitalized words as used in the Lease and the First Addendum.

10. This Second Addendum shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Second Addendum to be executed as of the day and year first above written.

VANTAGE POINT PROPERTIES, INC.

By:    /S/ Paul D. Jackson
       -------------------------------------

Name:  Paul D. Jackson
       -------------------------------------

Title: President
       -------------------------------------

Attest: /S/ Virginia L. Smith
       -------------------------------------


CANDLEWOOD HOTEL COMPANY

By:    /S/ Jeffrey F. Hitz
       -------------------------------------

Name:  Jeffrey F. Hitz
       -------------------------------------

Title: Sr. Vice President, Development
       -------------------------------------

Attest: /S/ Lori Moody
       -------------------------------------